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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 19, 2001 into the Company's Registration Statements on Form S-8 (nos. 33-14706, 33-32622, 33-32623, 33-39187, 33-39204,
33-40795, 33-52617, 33-56639, 33-56641, 33-57763, 33-62138, 33-62140, 33-65401,
33-65403, 333-05743, 333-05745, 333-18283, 333-18339, 333-38786, 333-38820,
333-42471, 333-42573, 333-42343, 333-42269, 333-50068, 333-50094, 333-68193,
333-68135, 333-68273, 333-79793, 333-79829, 333-88001, 333-91173, 333-91151, and
333-91167).

                                          [/S/ ARTHUR ANDERSEN LLP]

San Francisco, California
January 19, 2001